                                                        PROSPECTUS SUPPLEMENT TO
                                                PROSPECTUS DATED AUGUST 14, 1998
                                                      REGISTRATION NO. 333-57491
                                                FILED PURSUANT TO RULE 424(b)(5)

                           COMMUNITY BANCSHARES, INC.


                                   SUPPLEMENT
                                       TO
                        PROSPECTUS DATED AUGUST 14, 1998

                                 ---------------


         This is a Supplement to Community Bancshares, Inc.'s Prospectus, dated August 14, 1998 (the "Prospectus"), with respect to an offering of 500,000 shares of Common Stock of Community Bancshares, Inc. This Supplement amends and supplements certain information contained in the Prospectus. We encourage you to read this Supplement carefully.

                                ---------------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSIONER HAS APPROVED OR DISAPPROVED OF THE SHARES OF COMMUNITY BANCSHARES, INC. COMMON STOCK TO BE ISSUED UNDER THIS SUPPLEMENT AND THE PROSPECTUS OR DETERMINED IF THIS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                ---------------


         SHARES OF COMMUNITY BANCSHARES, INC. COMMON STOCK ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


                                ---------------


               THE DATE OF THIS SUPPLEMENT IS NOVEMBER 25, 1998.

INCREASED NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         Community Bancshares amended its certificate of incorporation on September 10, 1998 to increase the number of authorized shares of its Common Stock to 20,000,000 from 5,000,000. This amendment was voted on and approved by the stockholders of Community Bancshares at a special stockholders meeting held on September 10, 1998.

         Information about the number of authorized shares of Community Bancshares Common Stock is included in the sections of the Prospectus captioned "Capitalization" and "Description of Capital Stock."


QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 1998

         Community Bancshares has filed with the Securities and Exchange Commission a Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, and has also filed an amendment to that report on Form 10-Q/A-1, which was filed with the SEC on November 25, 1998. Community Bancshares hereby incorporates into this Supplement and the Prospectus by reference this Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998 and the amendment thereto on Form 10-Q/A-1.

         A copy of Community Bancshares' Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, and the amendment thereto on Form 10-Q/A-1, is being provided to you along with this Supplement.

         Information about documents that have been incorporated by reference into the Prospectus is included in the section of the Prospectus captioned "Incorporation of Certain Information by Reference."







                                       2